                                                                    Exhibit 10.3
                                                                    ------------

                             SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT (this "AGREEMENT") is made as of the 23 day of September, 2005 (the "EFFECTIVE DATE") by and among BIOPAD LTD., an Israeli company (the "COMPANY"), the holders of Ordinary Shares par value NIS 1 each of the Company ("ORDINARY SHARES") listed on SCHEDULE A, hereto (each of which is herein referred to as an "ORIGINAL SHAREHOLDER" and collectively, the "ORIGINAL SHAREHOLDERS"), the investors listed on SCHEDULE B hereto (the "NEW SHAREHOLDER"). The Original Shareholders and New Shareholders shall be referred to collectively as the "SHAREHOLDERS". The Ordinary Shares shall be referred to as the "SHARES".

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Share Purchase Agreement, dated as of the date hereof, by and between the Company and the New Shareholder (the "SHARE PURCHASE AGREEMENT"); and

         WHEREAS, the Company and the Shareholders desire to set forth certain matters regarding the ownership of the Shares; and

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1. RESTRICTIONS ON TRANSFER.

         1.1. For purposes of this Agreement, the term "Transfer" shall include any sale, assignment, encumbrance, pledge, lien, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, and transmissions to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of a Shareholder's Shares directly or beneficially owned by such Shareholder.

         1.2. No Shareholder may Transfer any Shares without complying with the terms of this Agreement. Any attempted transfer in violation of this Agreement shall be void and of no force and effect and shall not be honored by the Company.

         1.3. Except as otherwise provided herein, it is hereby agreed that none of the Original Shareholders or the New Shareholder shall transfer any of its Shares in the Company, within 3 (three) years from the Effective Date.

2. RIGHT OF FIRST REFUSAL AND FIRST OFFER.

         2.1. If at any time prior to the Closing of an initial underwritten Public Offering of the Company's shares to the public ("IPO"), any Shareholder intends to Transfer any Shares (except for the Transfer according to Section 2.9 hereto) (a "DISPOSITION"), including Shares acquired after the date hereof, then such sale shall be subject to the Right of First Refusal of the Company and the other Shareholders, as provided hereinafter.

         2.2 If a Shareholder (hereinafter: the "Offeror") wishes to sell or transfer all or part of his shares in the Company (hereinafter: the "Offered SHARES") he shall deliver a written notice to the Company and to the other Shareholders in which he will specify the number of the Offered Shares, the price for the Offered Shares, the terms of payment and the name of the purchaser who wishes, in good faith, to purchase all the Offered Shares under the same conditions (hereinafter: the "Offer"). The Company and all of the other Shareholders shall respond in writing to the Offeror (hereinafter: the "RESPONSE NOTICE") within 30 (thirty) days from the date of receipt of the Offer if it/he wishes to purchase its pro-rata share of the Offered Shares at the price and the conditions specified in the Offer. In the Response Notice the Company and each Shareholder will also specify the number of the Offered Shares that it or he is willing to purchase if the Company or any Shareholder refuses to purchase their pro-rata share of the Offered Shares, or any share thereof.

                  If the Company and/or any Shareholder, shall not respond within 30 (thirty) days as abovementioned, it will be deemed as a refusal to purchase his pro-rata share of the Offered Shares.

         2.3 The Company has the right before the other Shareholders to purchase all or part of the Offered Shares.

         2.4 If the Company refuses to purchase all of the Offered Shares, the other Shareholders will have the right to purchase part of the pro-rata share of the Offered Shares not purchased by the Company, pro-rata to the number of shares each of them holds at that time. If a Shareholder refuses to purchase his pro-rata share of the Offered Shares, its right will be transferred to the other Shareholders.

         2.5 If the Company and/or the other Shareholders or part of them notify, within 30 (thirty) days as aforesaid, that they wish to purchase all of the Offered Shares, it will be deemed an agreement for the sale and purchase of the Offered Shares at the price and at the conditions specified in the Offer and the Offeror shall transfer the Offered Shares to the Company and/or to the Shareholders that agreed to purchase them, pro-rata to their shareholding, within 15 (fifteen) days from the date of receipt of the Response Notice against payment of the price, or arrangement for the payment of the price, at the conditions specified in the Offer.

         2.6 If the Company and the other Shareholders, shall notify that they do not wish to purchase all the Offered Shares or they do not respond to the Offer, the Offeror may sell and transfer all the Offered Shares to the purchase specified in the Offer at the price and under the same conditions specified in the Offer within the earlier of (i) 15 (fifteen) days after the last date for the Notice for Response; or (ii) from the date which the Company and the other Shareholders notified that they are not interested to purchase the Offered Shares.

                  If the Offeror does not sell and transfer the Offered Shares to the purchaser within the aforesaid 15 (fifteen) days period and he wishes to sell or transfer the Offered Shares, or part thereof, he shall once again offer them to the Company and the other Shareholders and the aforesaid procedure will apply again.

         2.7 The provisions of this Section will apply also to sale of shares by a receiver, liquidator, trustee in bankruptcy, executor, court, execution office, etc., as well as sale of shares by way of a Tender Offer.

         2.8 The provisions of this Section shall not apply to transfer of Shares by a Shareholder to a corporation, fully owned and controlled by such Shareholder, or to a spouse, parent, sibling, lineal descendent or ante descendent, provided that such transferee agrees in writing to assume performance of and be bound by the terms and conditions of this Agreement.

         2.9 Transfer of shares to the purchaser, as specified in the Offer, is subject to the approval by the Board of Directors, which shall not refuse to approve the transfer, except for reasonable causes.

         2.10 Transfer of Shares to the Company or to a Shareholder as a result of exercising their right of first refusal as aforesaid and transfer of shares as specified in paragraph 2.9 above is not subject to the approval by the Board of Directors.

         2.11 For the purpose of the Right of First Refusal of the New Shareholder, it shall be deemed as if all the Shares, as defined in the Share Purchase Agreement, have been issued and allotted to the New Shareholder.


3. PREEMPTIVE RIGHTS.

         3.1. Prior to the consummation of an IPO, if the Company proposes to issue or sell any New Securities (as defined below), the Company shall grant, prior to such issuance, to the New Shareholder and the Original Shareholders (the "PREEMPTIVE SHAREHOLDERS"), the right to purchase its pro-rata share in the Company of the New Securities, thereafter maintaining its proportionate equity ownership in the Company. A Shareholder's pro-rata share, for purposes of this Section, is the ratio of the number of shares held by such Shareholder immediately prior to the issuance of the New Securities (on an as converted basis) in relation to the total number of Ordinary Shares issued and outstanding immediately prior to the issuance of New Securities (on an as converted basis). Each Preemptive Shareholder shall have a right of over-allotment such that if any Preemptive Shareholder declines or fails to exercise its right hereunder to purchase its pro-rata share of the New Securities, each other Preemptive Shareholder exercising its preemptive right hereunder may purchase such declining Preemptive Shareholder's portion, on a pro-rata basis to those Preemptive Shareholders exercising their right of over-allotment.

         3.2. In the event the Company proposes to issue New Securities, it shall give each Preemptive Shareholder written notice of its intention, describing the type of New Securities, their price and the general terms upon which the Company proposes to issue the same. Each Preemptive Shareholder shall have twenty-one
                  (21) days after such notice is mailed or delivered to elect to purchase its pro rata share of such New Securities and any additional shares as may be available for over-allotment, upon the terms and conditions specified in the notice, by giving written notice to the Company and stating therein the maximum amount of New Securities elected to be purchased. In the event that a written notice of any Preemptive Shareholder is not received by the Company within the period mentioned above, then such Preemptive Shareholder shall be deemed to have waived its preemptive right under this Section 3.2.

                  In the event the Preemptive Shareholders fail to fully exercise the preemptive right within the said twenty-one (21) day period, the Company shall have one hundred twenty (120) days thereafter to sell, or enter into an agreement to sell, to any third party, the remainder of the New Securities with respect to which the Preemptive Shareholders' preemptive right was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to the Preemptive Shareholders. In the event the Company has not sold, or entered into an agreement to sell, the New Securities within the one hundred twenty (120) day period, the Company shall not issue or sell any New Securities without first complying with the provisions of this Section.

         3.3. For the purpose of this Section "NEW SECURITIES" shall mean any equity interest in the Company, whether now authorized or not, and rights, options or warrants to purchase such equity interests, and securities of any type whatsoever that are convertible into equity interests; provided, however, that the term "New Securities" does not include: (i) securities issued upon the conversion of any preferred shares, as shall be hereafter authorized; (ii) securities issued from the Pool (as such term is defined in the Share Purchase Agreement between the Company and the New Shareholder that is being executed simultaneously herewith); (iii) securities issued in connection with stock splits, bonus shares or other similar recapitalization events on the basis of a Shareholder's pro-rata share of all outstanding shares of the Company, on an as converted basis.

         3.4. For the purpose of the Pre-emptive Right of the New Shareholder, it shall be deemed as if all the Shares, as defined in the Share Purchase Agreement, have been issued and allotted to the New Shareholder.

4. BRING ALONG.

         4.1. Subject to the provisions of the Israeli Companies Law, 1999, in the event that prior to an IPO, Original Shareholders and New Shareholder holding more than 66.7% (%) of the Company's issued and outstanding share capital (on an as converted basis) accept an offer to sell all their Shares to a third party (the "PURCHASE Offer"), and such Purchase Offer is conditional upon the sale of all of the Company's Shares, then the remaining shareholders of the Company shall be obligated to sell their Shares (including any securities convertible or exchangeable into shares) pursuant to the terms specified in the Purchase Offer.

         4.2. At the closing of the sale under the Purchase Offer, the Company may require each Shareholder to: (1) represent and warrant to the purchasers, in writing, that such Shareholder's shares, are free and clear of any liens, claims, encumbrances or third party rights of any kind and to give other reasonable representations and warranties as customary in this type of transaction, (2) sign a share transfer deed in the name of such purchaser, and (3) deliver to the Company the share certificate or certificates representing such Shareholder's shares.

         4.3. Should any Shareholder fail to comply with any of its obligations specified in this Section 4, the Company shall register such Shareholder's Shares in the Company books in the name of the purchaser and hold any payment due to such Shareholder under the Purchase Offer in escrow until such time that such Shareholder shall fulfill its obligations hereunder. For avoidance of doubt, from the closing date of the Purchase Offer, such purchaser shall be regarded as the sole legal owner of the Shares of such Shareholder.

         4.4 For the purpose of the Bring Along Right, it shall be deemed, as if all the Shares, as defined in the Share Purchase Agreement, have been issued and allotted to the New Shareholder.

5. CO-SALE

         5.1. The Shareholders holding at least 50% (fifty percent) of the Registered and Outstanding Shares of the Company (hereinafter: the "SELLING SHAREHOLDER") may not directly or indirectly sell those Shares owned by them to the same person or entity unless the prospective purchaser offers to purchase from the other Shareholders, on terms no less favorable than those offered to the Selling Shareholder, such portion of the aggregate number of shares to be purchased up to that number of Shares owned by the other Shareholders exercising this co-sale right determined by multiplying the total number of shares to be purchased by the purchaser (the "OFFERED SHARES") by a fraction (i) the numerator of which is the number of Shares owned by such other Shareholders; and (ii) the denominator of which is the total number of Shares of the Company which are then owned by the other Shareholders exercising its co-sale right and by the Selling Shareholder proposing to sell his Shares. The other Shareholders shall have fifteen (15) days to decide whether to accept any offer of purchase pursuant to this Section, and may accept such offer in whole or in part.

         5.2. The Selling Shareholder may not consummate any sale unless the prospective purchaser simultaneously consummates its corresponding purchase, if any, from the other Shareholders who exercise their right to participate in such sale.

         5.3. For the purpose of the Co-Sale Right, it shall be deemed as if all the Shares, as defined in the Share Purchase Agreement, have been issued and allotted to the New Shareholder.

6. VOTING RIGHTS

                  Until an IPO, the Company will not adopt any of the following resolutions or actions without the prior written consent of the New Shareholder:

                  (i) alters or changes the rights, preferences, or privileges of the Ordinary Shares;

                  (ii) effects a merger, consolidation, sale of substantially all assets or shares of the Company to the extent that the fair market value of the Company at the time of such event is valued at less than US$ 40,000,000;

                  (iii) amends or otherwise modifies the Company's Articles of Association, which grants special rights to the New Shareholder;

                  (iv) creates a material change in the Company's business with respect to its fetal monitoring products.

                  (v) appoint, remove or replace the Company's CEO before the beginning of the commercial production of the Fetal Monitoring product; or

                  (vi) amend the budget attached to the Share Purchase Agreement with respect to the Company's fetal monitoring products and its related assets.


7. COMPOSITION OF THE BOARD OF DIRECTORS.

         7.1 The New Shareholder shall be entitled to appoint 25% of the directors of the Company, rounded up, at any time (e.g. if the Board of Directors consists of 7 directors, the New Shareholder shall be entitled to appoint 2 directors) (the "SYNOVA DIRECTORS").

         7.2 The Company shall sign an indemnity agreement with each of the directors (including the Synova Directors) and prior to the commercialization of the Licensed Product (as defined below) the Company will obtain and maintain effective, a commercially reasonable amount of directors and officers liability insurance.

8 PIGGYBACK REGISTRATIONS.

         8.1 The Company shall notify the holders of Ordinary Shares, whether such shares are issued prior to, on or after the date hereof ("REGISTRABLE SECURITIES"), in writing at least thirty
                  (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (other than from an IPO, but including, but not limited to, registration statements relating to secondary offerings of securities of the Company) and will afford each such holder of Registrable Securities an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such holder. Each holder of Registrable Securities desiring to include in any such registration statement all or any part of the Registrable Securities held by such holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such holder wishes to include in such registration statement. If a holder of Registrable Securities decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company pursuant to this Section 8.1, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         8.2 At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Shareholder holding the Registrable Securities then outstanding may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of any amount of Registrable Securities owned by such Shareholder. Thereupon, the Company shall, as expeditiously as possible, use its commercially reasonable best efforts to effect such registration which the Company has been requested to so register. If a holder of Registrable Securities decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company pursuant to this Section 8.2, such holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

         8.3 Underwriting. If a registration statement under which the Company gives notice under this Section 8 is for an underwritten offering, then the Company shall so advise the holders of Registrable Securities. In such event, the right of any such holder's Registrable Securities to be included in a registration pursuant to this Section 8 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Securities in the underwriting to the extent provided herein. All holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand off agreement if required by such underwriter or underwriters). Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, (i) first, the Company, (ii) second, Registrable Securities held by the Shareholder (pro rata to the respective number of such Registrable Securities held by each such holder, but in any event not more than the number of such Registrable Securities requested to be included in the registration by any such holder); (iii) third, any other securities. If any holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

         8.4 Expenses. All expenses incurred in connection with a registration pursuant to this Section 8 (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the holders and legal fees of counsel for the holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

         8.5 Assignment. The registration rights of each of the holders under Agreement hereof may be assigned to any holder acquiring the Registrable Securities then outstanding.

8. INFORMATION RIGHTS

         8.1. Financial Statements. The Company shall maintain a system of accounting established and administered in accordance with Israeli generally accepted accounting principles consistently applied ("GAAP"), will keep full and complete financial records and will furnish to each of the Shareholders the following reports, until an IPO:

                  (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, audited financial statements of the Company. These annual accounts should include annual income, cash flows, balance sheet prepared in accordance with GAAP as audited by a recognized accounting firm;

                  (b) As soon as practicable after the end of the first, second, and third quarter in each year, and in any event within 45 days thereafter, unaudited reviewed quarterly financial statements of the Company;

         8.2. Budget And Business Plan. The Company's management will furnish each New Shareholder, and submit to the Board for approval, a detailed annual operating plan, budget and business plan at least 30 days prior to the beginning of each fiscal year.

         8.3. Other Information. The Company acknowledges that some of the New Shareholder and/or some of the affiliates of the New Shareholder may be publicly traded, and the Company will provide such New Shareholder with all information required under any applicable law and regulation to comply with the reporting requirements of such publicly traded company.

9. TERMINATION OF DISTRIBUTION AGREEMENT UPON CHANGE OF CONTROL. Any successor in interest of the Company may terminate the Distribution Agreement dated September 6, 2005 between the Company and the New Shareholder (the "DISTRIBUTION AGREEMENT") upon seventy-five (75) days' advance written notice to the New Shareholder the ("TERMINATION NOTICE") if: (a) such notice is received by the New Shareholder within forty-five (45) days after the successor in interest acquires all or substantially all of the assets of the Company or at least fifty percent (50%) of the control of the Company, or succeeds to the Company as the result of a merger or consolidation of the Company; and, (b) on or before such seventy-fifth (75th) day the successor pays New Shareholder and amount that equal to Termination Multiple (as defined below) the amount of money the New Shareholder spends (other than the investment pursuant to the Share Purchase Agreement) to commercialize and sell the Licensed Product (as defined by the Distribution Agreement) in accordance with the Distribution Agreement. For the purposes of this Section, the "TERMINATION MULTIPLE" shall be equal to
         (i) three (3) times to the extent such event is initiated on or prior to October 31, 2010; and (ii) two (2) times to the extent such event is initiated at anytime after October 31, 2010.

10. MISCELLANEOUS.

         (a) Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

         (b) Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel without regard to the provisions relating to conflicts of law. Any dispute arising under or in relation to this Agreement shall be resolved exclusively by the courts of Tel Aviv/Jaffa, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts for such purposes.

         (c) Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

         (d) Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of parties to this Agreement holding (i) the majority of the issued and outstanding Shares calculated on an as converted basis; and (ii) the holders of a majority of Shares issued to the New Shareholder.

         (e) Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party's address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

        if to the Company:  BioPad Ltd.
                            6 Tfutzdt Israel Street
                            Givatayim,Israel
                            Attn: Shiboleth, Roberts, Yisraeli, Zisman & Co. --
                                  46 Montifiore St. 62501,
                                  Tel-Aviv, Israel Itzhak Zisman, Adv.
                            Fax: 972-3-7103322

        if to a Shareholder: as set forth in Schedule A and Schedule B hereto or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

         (f) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

         (g) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

         (h) Counterparts. This Agreement may be executed in any number of facsimile counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement in one or more counterparts as of the date and year first above written.

------------------------------------------------------------------------------------------
 BioPad Ltd.          BioPad      LTD.               Synova Pre-Natal  Healthcare, Inc.

  By:      /s/  HANOCH KAFTZAN                       By:     /s/  STEPHEN KING
         ------------------------------                     ------------------------------
  Name:     HANOCH KAFTZAN                           Name:    STEPHEN KING
         ------------------------------                     ------------------------------
  Title:       CEO                                   Title:    CEO
         ------------------------------                     ------------------------------


------------------------------------------------------------------------------------------

  By:       /s/  HANOCH KAFTZAN                      By:     /s/  STEPHEN KING
         ------------------------------                     ------------------------------
  Name:     HANOCH KAFTZAN                           Name:    STEPHEN KING
         ------------------------------                     ------------------------------
  Title:       CEO                                   Title:    CEO
         ------------------------------                     ------------------------------



BIOPAD'S SHAREHOLDERS SIGNATURES:

1.      Alex Shenfeld          ______________________________

2.      Binyamin Fish          ______________________________

3.      Avraham Berger         ______________________________

4.      Avri Hazan             ______________________________

5.      Baruch Meirovich       ______________________________

6.      Haim Ben Zion          ______________________________

7.      SYRZ Trust Company     ______________________________

8.      Hanoch Kaftzan         ______________________________

9.      Eyal Margalit          ______________________________

10.     Martin Ledenheim       ______________________________

                           SCHEDULE A


                         ----------------------------

                         Alex Shenfeld
                         ----------------------------

                         Binyamin Fish
                         ----------------------------

                         Avraham Berger
                         ----------------------------

                         Avri Hazan
                         ----------------------------

                         Baruch Meirovich
                         ----------------------------

                         Haim Ben Zion
                         ----------------------------

                         SYRZ Trust Company
                         ----------------------------

                         Hanoch Kaftzan
                         ----------------------------

                         Eyal Margalit
                         ----------------------------

                         Martin Ledenheim

                         ----------------------------

                                   SCHEDULE B


                        SYNOVA PRE-NATAL HEALTHCARE, INC.